Exhibit 8.3

		New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

[            ], 2018

Puxin Limited

Floor 16, Chuangfu Mansion

No. 18 Danling Street, Haidian District

Beijing, 100080

People’s Republic of China

Ladies and Gentlemen:

We are acting as United States counsel to Puxin Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the Company’s American depositary shares representing the Company’s ordinary shares to be offered in the Company’s initial public offering (the “ADSs”). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in the ADSs is set forth in full under the caption “Taxation – U.S. Federal Income Tax Consequences” in the Prospectus.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the caption “Taxation” and “Legal Matters” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

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